UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 29, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported, on April 9, 2018, Real Goods Solar, Inc. (the “Company”) issued an aggregate of $10.75 million in principal amount and $10 million funding amount (reflecting an original issue discount of $750,000) of Series A senior convertible notes due April 9, 2019 (the “Series A Notes”) and Series B senior secured convertible notes due April 9, 2019 (the “Series B Notes” and, together with the Series A Notes, collectively, the “2018 Notes”). The 2018 Notes are convertible at any time, at the option of the holders, into shares of the Company’s Class A common stock. The Company previously reported the conversion features and terms of the 2018 Notes in its Current Report on Form 8-K filed on April 2, 2018 and these descriptions are incorporated herein by reference.

On August 8, 2018, holders of Series A Notes converted an aggregate principal amount of $500 into 1,551 shares of the Company’s Class A common stock. On August 8, 2018, holders of Series B Notes converted an aggregate principal amount of $7,000 into 21,719 shares of the Company’s Class A common stock. On August 8, 2018, holders of Series A Notes converted an aggregate Additional Amount (as defined in the Series A Notes) of $48,500 into 150,481 shares of the Company’s Class A common stock. On August 8, 2018, holders of Series B Notes converted an aggregate Additional True-Up Amount (as defined in the Series B Notes) of $168,000 into 521,253 shares of the Company’s Class A common stock. On August 9, 2018, holders of Series B Notes converted an aggregate principal amount of $1,000 into 3,103 shares of the Company’s Class A common stock. On August 9, 2018, holders of Series B Notes converted an aggregate Additional True-Up Amount (as defined in the Series B Notes) of $24,000 into 74,465 shares of the Company’s Class A common stock. On August 10, 2018, holders of Series B Notes converted an aggregate principal amount of $1,000 into 3,103 shares of the Company’s Class A common stock. On August 10, 2018, holders of Series B Notes converted an aggregate Additional True-Up Amount (as defined in the Series B Notes) of $24,000 into 74,465 shares of the Company’s Class A common stock. On August 13, 2018, holders of Series A Notes converted an aggregate principal amount of $500 into 1,551 shares of the Company’s Class A common stock. On August 13, 2018, holders of Series B Notes converted an aggregate principal amount of $3,000 into 9,308 shares of the Company’s Class A common stock. On August 13, 2018, holders of Series A Notes converted an aggregate Additional Amount (as defined in the Series A Notes) of $48,500 into 150,481 shares of the Company’s Class A common stock. On August 13, 2018, holders of Series B Notes converted an aggregate Additional True-Up Amount (as defined in the Series B Notes) of $72,000 into 223,394 shares of the Company’s Class A common stock. On August 17, 2018, holders of Series A Notes converted an aggregate principal amount of $200 into 621 shares of the Company’s Class A common stock. On August 17, 2018, holders of Series A Notes converted an aggregate Additional Amount (as defined in the Series A Notes) of $16,000 into 49,643 shares of the Company’s Class A common stock. On August 27, 2018, holders of Series B Notes converted an aggregate principal amount of $5,000 into 16,303 shares of the Company’s Class A common stock. On August 27, 2018, holders of Series B Notes converted an aggregate Additional True-Up Amount (as defined in the Series B Notes) of $245,000 into 798,826 shares of the Company’s Class A common stock. On August 28, 2018, holders of Series B Notes converted an aggregate principal amount of $2,000 into 6,521 shares of the Company’s Class A common stock. On August 28, 2018, holders of Series B Notes converted an aggregate Additional True-Up Amount (as defined in the Series B Notes) of $98,000 into 319,530 shares of the Company’s Class A common stock.

As previously reported, the issuance of the shares of Class A common stock upon conversion of the 2018 Notes was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Securities Act Rule 506(b). The holders of the 2018 Notes are sophisticated, accredited investors and acquired the securities for their own accounts for investment purposes. Further, the transaction documents pursuant to which the holders purchased the 2018 Notes state that the securities in question have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom and provide for the placement of a restrictive legend on any stock certificates issued upon conversion of the 2018 Notes, subject to the terms of the transaction documents.

As required under the Registration Rights Agreement, dated April 9, 2018, that the Company entered into with the holders of the 2018 Notes (the “Registration Rights Agreement”), on April 27, 2018, the Company filed a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Class A common stock issuable under the 2018 Notes and the Series Q warrants issued in connection with the issuance of the 2018 Notes (the “Series Q Warrants”). The SEC declared the Registration Statement effective on May 4, 2018.

As described below, effective on August 27, 2018, the conversion price for the 2018 Notes was reduced to $0.3067 per share and, effective on August 29, 2018, the 2018 Note holders waived any future resets of the conversion price of the 2018 Notes and the exercise price of the Series Q Warrants (but the conversion price and exercise price remain subject to potential future anti-dilution and stock split related adjustments). As of August 28, 2018, an aggregate of $14,110,122.28 remains outstanding under the 2018 Notes. As a result, at the current $0.3067 conversion price, the maximum number of shares of Class A common stock issuable upon conversion of the 2018 Notes is 46,006,268. If the amount outstanding under the 2018 Notes increases in the future, for example as a result of the 2018 Notes accruing default interest or Late Charges (as defined in the 2018 Notes), or the conversion price of the 2018 Notes is decreased under their terms, additional shares of Class A common stock will become issuable under the 2018 Notes.

Item 8.01. Other Events.

On August 29, 2018, the Company executed separate letter agreements with each of the 2018 Note holders, pursuant to which:

•	the Company agreed to permanently reduce the conversion price of the 2018 Notes from $0.3223 to $0.3067 (as permitted by the terms of the 2018 Notes) effective on August 27, 2018;
•	each 2018 Note holder waived the requirement that the Company reserve out of its authorized but unissued shares of Class A common stock, and register for resale with the SEC, 200% of the aggregate estimate number of shares of Class A common stock issuable under the 2018 Notes and the Series Q Warrants and lowered it to 135%; and
•	each 2018 Note holder waived any future resets of the conversion price of the 2018 Notes and the exercise price of the Series Q Warrants (but the conversion price and exercise price remain subject to potential future anti-dilution and stock split related adjustments).

As a result, the 2018 Notes are convertible at any time, at the option of the holder, into shares of the Company’s Class A common stock at a conversion price equal to $0.3067. In the letter agreements, the Company represented to the 2018 Note holders that the terms and conditions of the letter agreements do not constitute material non-public information.

Under the terms of the Registration Rights Agreement and the letter agreements, the Company plans to file a registration statement on Form S-3 to register for resale the shares of Class A common stock issuable upon conversion of the 2018 Notes and exercise of the Series Q Warrants that are not already covered by the Registration Statement.

As of August 28, 2018, there were 46,289,679 shares of the Company’s Class A common stock issued and outstanding.

The description of the letter agreements is qualified in its entirety by reference to the copy of the form of letter agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Letter Agreement, dated August 29, 2018, between Real Goods Solar, Inc. and each holder of Series A Senior Convertible Notes and Series B Senior Secured Convertible Notes, in each case due April 9, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: August 29, 2018